CUSIP 55262N AH9                                               Exhibit 20.6


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

MBNA AMERICA BANK, N.A.

-------------------------------------------
MBNA MASTER CREDIT CARD TRUST SERIES 1993-4
-------------------------------------------

	   Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1993-4 Supplement dated December 7, 1993 (collectively, the "Pooling and Servicing Agreement") by and between MBNA AMERICA BANK, N.A. ("MBNA") and Bankers Trust Company, as trustee (the "Trustee") MBNA, as Servicer is required to prepare certain information each month regarding current distributions to Series 1993-4 Certificateholders and the performance of the MBNA Master
Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of September 15, 1997 and with respect to the performance of the Trust during the month of August, 1997 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1993-4 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount                    $5.059028
							-------------------
    2. The amount of the distribution set
       forth in paragraph 1 above in
       respect of interest on the Certifi-
       cates, per $1,000 original
       certificate principal amount                    $5.059028
							-------------------
    3. The amount of the distribution set
       forth in paragraph 1 above in
       respect of principal of the Cer-
       tificates, per $1,000 original
       certificate principal amount                    $0.000000
							-------------------


B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.

	The aggregate amount of Collections on
	Principal Receivables processed during
	the preceding Monthly Period which were
	allocated in respect of the Certificates       $92,154,219.37
							-------------------
    2.  The Economic Pay Out Amount, if any,
	distributable with respect to the
	Certificates in connection with the
	Economic Pay Out Event occurring in
	the preceding Monthly Period                   $   0.00
							-------------------
    3.  Principal Receivables in the Trust

	(a)  The aggregate amount of Principal
	     Receivables in the Trust as of the
	     end of the last day of the preceding
	     Monthly Period (which reflects the
	     Principal Receivables represented by
	     the Seller Interest and by the
	     Aggregate Investor Interest)              $6,060,189,069.48
							-------------------
	(b)  The amount of Principal Re-
	     ceivables in the Trust represented
	     by the Investor Interest of Series
	     1993-4 as of the last day of the
	     preceding Monthly Period (the
	     last day of the month)                    $1,000,000,000.00
							-------------------
	(c)  The Investor Interest of Series
	     1993-4 set forth in paragraph 3(b)
	     above as a percentage of the aggregate
	     amount of Principal Receivables set
	     forth in paragraph 3(a) above                    16.50%
							-------------------
4.  Delinquent Balances.

	The aggregate amount of outstanding balances
	in the Accounts which were delinquent as of
	the end of the last day of the preceding
	Monthly Period:
					 Percentage         Aggregate
					  of Total           Account
					 Receivables         Balance

	(a)  35 - 64 days:                  2.09%          $128,923,363.30
					   ------           --------------
	(b)  65 - 94 days:                  0.95%          $58,817,957.11
					   ------           --------------
	(c)  95 - 124 days:                 0.68%          $42,288,625.18
					   ------           --------------
	(d)  125 -  154 days:               0.51%          $31,200,384.08
					   ------           --------------
	(e)  155 or more days:              0.82%          $50,458,032.85
					   ------           --------------
				    Total   5.05%          $311,688,362.52
					   ------           -------------


    5.  Investor Default Amount.

	The aggregate amount of all de-
	faulted Principal Receivables
	written off as uncollectable dur-
	ing the preceding Monthly Period
	allocable to the Investor
	Interest of Series 1993-4 (the "Aggre-
	gate Investor Default Amount")                 $3,891,379.56
							-------------------
    6.  Investor Charge Offs

	(a)  The excess of the Aggregate Inves-
	     tor Default Amount set forth in
	     paragraph 5 above, over the
	     amount of the withdrawals from
	     the Cash Collateral Account made
	     to reimburse the Trust for such
	     amount written off and reductions to
	     the Enhancement Invested Amount
	     if any (an "Investor Charge Off")         $   0.00
							-------------------
	(b)  The amount of the Investor
	     Charge Offs set forth in para-
	     graph 6(a) above, per $1,000
	     original certificate princi-
	     pal amount (which will have
	     the effect of reducing, pro
	     rata, the amount of each
	     Certificateholder's invest-
	     ment)                                     $   0.00
							-------------------
	(c)  The aggregate amount of
	     Investor Charge Offs reimbursed
	     on the Transfer Date immediately
	     preceding such Distribution
	     Date                                      $   0.00
							-------------------
	(d)  The amount of the reimbursed
	     Investor Charge Offs set forth
	     in paragraph 6(c) above, per
	     $1,000 original certificate
	     principal amount                          $   0.00
							-------------------
    7.  Investor Servicing Fee.

	The amount of the Investor Monthly
	Servicing Fee payable by the Trust
	to the Servicer for the preceding
	Monthly Period                                 $1,666,666.67
							-------------------
    8.  The Portfolio Yield for the preceding
	Monthly  Period.                                13.76%
							-------------------


    9.  Available Cash Collateral Amount.

	The amount available to be withdrawn
	from the Cash Collateral Account as of
	the close of business on September 12, 1997
	(the "Transfer Date"), after giving effect
	to all withdrawals, deposits and payments
	to be made in respect of the preceding
	month                                          $105,000,000.00
							-------------------
    10. The Required Cash Collateral Amount on
	the Transfer Date                              $105,000,000.00
							-------------------

    11. Enhancement Invested Amount                    $   0.00
							-------------------

    12. Deficit Controlled Amortization
	Amount. With respect to the next
	succeeding Monthly Period, the amount,
	if any, by which the Controlled
	Distribution Amount exceeds
	the amount distributed to the
	Certificateholders pursuant to
	Section 4.08(b).                               $   0.00
							-------------------

    13. Collection of Finance Charge Receivables

	The aggregate amount of Collections on
	Finance Charge Receivables and Annual
	Membership Fees processed during the
	preceding Monthly Period which were
	allocated in respect of the Certificates       $15,358,645.22
							-------------------

C.  The Pool Factor.

	The Pool Factor for the preceding
	Record Date (which represents the
	ratio of the amount of the Inves-
	tor Interest for Series 1993-4 as
	of such Record Date (adjusted after
	taking into account any reduction
	in the Investor Interest which will
	occur on the following Distribution
	Date) to the Initial Investor Inter-
	est for Series 1993-4).  The amount of
	a Certificateholder's pro rata share
	of the Investor Interest for Series
	1993-4 can be determined by
	multiplying the original denomination
	of the Certificateholder's
	Certificate by the Pool Factor                  1.000000
							-------------------


D.  LIBOR

    LIBOR for the Interest Period stated below

    August 15, 1997 through September 14, 1997  5.6250%
------------


					MBNA AMERICA BANK, N.A.
					Servicer



					By:    Marguerite M. Boylan

					Name:  Marguerite M. Boylan
					Title: First Vice President



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